UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2009
DUKE ENERGY INDIANA, INC.
(Exact Name of Registrant as Specified in its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-3543 (Commission File Number)	35-0594457 (IRS Employer Identification No.)
1000 East Main Street, Plainfield, Indiana 46168
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 18, 2009, Duke Energy Indiana, Inc. (the “Company”) entered into an underwriting agreement, dated as of March 18, 2009, with Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $450,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, Series MMM, 6.45%, Due April 1, 2039 (the “Bonds”). The Bonds were issued under the Indenture of Mortgage or Deed of Trust, dated September 1, 1939, between the Company and Deutsche Bank National Trust Company, as trustee, as amended and supplemented from time to time, including by the Fifty-Ninth Supplemental Indenture, dated as of March 23, 2009. In connection with the issuance and sale of the Bonds, the Company is filing the above-described supplemental indenture and underwriting agreement as Exhibits 4.1 and 99.1 to this Form 8-K, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	Fifty-Ninth Supplemental Indenture, dated as of March 23, 2009, to the Indenture of Mortgage or Deed of Trust, dated as of September 1, 1939, between the Company and Deutsche Bank National Trust Company, as trustee

99.1	Underwriting Agreement, dated March 18, 2009, between the Company and Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY INDIANA, INC.
Date: March 24, 2009	By:	/s/ Robert T. Lucas III, Esq.
		Name:	Robert T. Lucas III, Esq.
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Fifty-Ninth Supplemental Indenture, dated as of March 23, 2009, to the Indenture of Mortgage or Deed of Trust, dated as of September 1, 1939, between the Company and Deutsche Bank National Trust Company, as trustee

99.1	Underwriting Agreement, dated March 18, 2009, between the Company and Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein